Exhibit 3.8.1

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

OF

GRIFOLS WORLDWIDE OPERATIONS USA, INC.

The undersigned, a natural person, for the purpose of forming a corporation under the provisions and subject to the requirements of the laws of the State of Delaware, and particularly the General Corporation Law of the State of Delaware, hereby certifies:

FIRST:	The name of the corporation is Grifols Worldwide Operations USA, Inc.

SECOND:	The address of the registered office of the corporation in the State of Delaware is as follows:

Corporation Trust Center
1209 Orange Street
County of New Castle
Wilmington, Delaware 19801

The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100). All such shares are to be Common Stock with a par value of $.01 per share, and are to be of one class.

FIFTH:	The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors.

SIXTH:

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the corporation to the corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The corporation is authorized to provide by bylaw, agreement, or otherwise for indemnification of directors, officers, employees and agents for breach of duty to the corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

SEVENTH:

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH:	In addition to the other powers expressly granted by statute, the Board of Directors of the corporation shall have the power to adopt, repeal, alter or amend the bylaws of the Corporation.

NINTH:	Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

TENTH:	The name and mailing address of the incorporator is:

David C. Pierce
2410 Lillyvale Avenue
Los Angeles, California 90032

ELEVENTH:

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the persons who will serve as Directors of the Corporation until the first annual meeting of the stockholders of the Corporation, or until their successors are duly elected and qualified, are as follows:

	Director	Address
	Vicente Blanquer	Avenida de la Generalitat, 152
08174 Sant Cugat del Valles
Barcelona, Spain

	Montse Lloveras	Avenida de la Generalitat, 152
08174 Sant Cugat del Valles
Barcelona, Spain

	David Bell	2410 Lillyvale Avenue
Los Angeles, California 90032

TWELFTH:	The corporation is to have perpetual existence.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do hereby make, execute, file and record this Certificate of Incorporation, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand this 27th day of January, 2014.

/s/ David C. Pierce
David C. Pierce, Incorporator